Exhibit 1.1

EXECUTION VERSION

QUALCOMM INCORPORATED

$250,000,000 FLOATING RATE NOTES DUE 2018

$250,000,000 FLOATING RATE NOTES DUE 2020

$1,250,000,000 1.400% NOTES DUE 2018

$1,750,000,000 2.250% NOTES DUE 2020

$2,000,000,000 3.000% NOTES DUE 2022

$2,000,000,000 3.450% NOTES DUE 2025

$1,000,000,000 4.650% NOTES DUE 2035

$1,500,000,000 4.800% NOTES DUE 2045

Underwriting Agreement

May 13, 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the

several Underwriters listed

in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

QUALCOMM Incorporated, a corporation incorporated in the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), $250,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2018, $250,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2020, $1,250,000,000 aggregate principal amount of the Company’s 1.400% Notes due 2018, $1,750,000,000 aggregate principal amount of the Company’s 2.250% Notes due 2020, $2,000,000,000 aggregate principal amount of the

Company’s 3.000% Notes due 2022, $2,000,000,000 aggregate principal amount of the Company’s 3.450% Notes due 2025, $1,000,000,000 aggregate principal amount of the Company’s 4.650% Notes due 2035 and $1,500,000,000 aggregate principal amount of the Company’s 4.800% Notes due 2045 (collectively, the “Securities”), to be issued under an indenture (together with an Officers’ Certificate of the Company dated the Time of Delivery (as defined in Section 2 hereof) establishing the terms of the Securities, the “Indenture”) dated the Time of Delivery between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-203935) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of this Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification on Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is hereinafter called the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(e) hereof), including, without limitation, any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder, on or before the date of this Agreement or the issue date of any such prospectus; any reference to “amend,” “amendment,” “supplement” or similar terms with respect to the Registration

Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act or the Securities Act, as the case may be, after the date of this Agreement or the issue date of any such prospectus which are deemed to be incorporated by reference therein; and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or the offering that does not reflect the final terms is hereinafter called an “Issuer Free Writing Prospectus”;

(b) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when they were filed with the Commission or became effective, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder; none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(c) The Registration Statement, any Preliminary Prospectus and the Pricing Prospectus conform, and the Prospectus and any post-effective amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of their applicable effective dates relating to the Securities, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of their issue dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus and the Prospectus as amended or supplemented, if applicable, at the

Time of Delivery (as defined in Section 2 hereof), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(d) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and has not been, and continues not to be, an “ineligible issuer” (as such term is defined in Rule 405 under the Securities Act), in each case as from the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide” offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(e) As used herein, the “Pricing Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Pricing Term Sheet prepared and filed pursuant to Section 5(b) hereof and (iii) any other Issuer Free Writing Prospectus that is identified on Schedule II hereto; and the “Applicable Time” means 6:00 p.m. (New York City time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus identified on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein;

(f) The Company has not made, and, without the prior written consent of the Representatives, will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act; provided, however, that the prior written consent of the Representatives shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule II hereto; and the Company has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any such Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(g) The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S.

generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;

(h) Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for share repurchases under publicly announced stock repurchase programs authorized by the board of directors of the Company prior to the date hereof, the issuance of shares pursuant to the Company’s equity compensation plans and any dividends on the common stock of the Company declared by the board of directors of the Company), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(i) The Company and each of its “significant subsidiaries,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act determined as of the end of the Company’s fiscal year 2014, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged, except where the failure to be in good standing or to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities, the Indenture and this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company;

(j) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company (except for directors’ qualifying shares or other nominal shares held by other shareholders as required in certain jurisdictions) have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

(k) The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby has been duly and validly taken;

(l) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, at the Time of Delivery, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(m) The Securities have been duly authorized and, when authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(n) This Agreement has been duly authorized, executed and delivered by the Company;

(o) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

(s) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its significant subsidiaries is or may be a party or to which any property of the Company or any of its significant subsidiaries is or may be the subject, and (ii) actions or proceedings that have been overtly threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or overtly threatened by others that, individually or in the aggregate, the Company reasonably expects will have a Material Adverse Effect;

(t) PricewaterhouseCoopers LLP, who have opined on certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act;

(u) (i) To the knowledge of the Company, the Company and its significant subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its significant subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except, in the case of each of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an required to register as “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(w) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(x) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information that have come to the attention of the Company’s management;

(y) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(z) Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity that is or is owned or controlled by any individual or entity that is (i) currently the subject or target of any international economic sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), (ii) included on OFAC’s List of Specially Designated Nationals or (iii) located, organized or resident in any country or territory to the extent that such country or territory is the subject of any Sanction (a “Designated Jurisdiction”);

(aa) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and other similar anti-corruption, anti-bribery or anti-money laundering legislation in other jurisdictions and have instituted, maintained and enforced policies and procedures designed to promote and achieve compliance with such laws; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus no material action, suit or proceeding by or before any court or governmental agency, authority or body of any arbitrator involving the Company or any of its subsidiaries with respect to such laws is pending or, to the knowledge of the Company, threatened; and

(bb) The Company and its subsidiaries will not directly or, to the knowledge of the Company, indirectly (a) make available the proceeds of the issuance of the Securities to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter or otherwise) of Sanctions: or (b) use the proceeds of the issuance of the Securities for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010 or any other similar anti-corruption legislation in other jurisdictions applicable to the Company and its subsidiaries.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at price equal to 99.850% of the principal amount of Floating Rate Notes due 2018, 99.750% of the principal amount of Floating Rate Notes due 2020, 99.716% of the principal amount of 1.400% Notes due 2018, 99.670% of the principal amount of 2.250% Notes due 2020, 99.662% of the principal amount of 3.000% Notes due 2022, 99.240% of the principal amount of 3.450% Notes due 2025, 98.862% of the principal amount of 4.650% Notes due 2035 and 98.714% of the principal amount of 4.800% Notes due 2045, in each case plus accrued interest, if any, from May 20, 2015 to the Time of Delivery (as defined below).

The Securities to be purchased by each Underwriter hereunder will be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal (same-day) funds, at the office of Simpson Thacher & Bartlett LLP, at 9:30 a.m. (New York City time) on May 20, 2015, or at such other time and date (not later than the fifth business day thereafter) as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.” The Securities will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters.

3. Offer and Sale of Securities by the Underwriters. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4. Representations, Warranties and Agreements of the Underwriters. Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company and the Representatives that it has not made, and unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission; provided, however, that the prior written consent of the Company shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule II hereto. The Company represents that it has treated or agrees that it will treat any such issuer free writing prospectus or free writing prospectus to which it so consents as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable thereto, including with respect to timely filing with the Commission, legending and record-keeping.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); and to make no further amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus after the date of this Agreement and prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof unless in the opinion of counsel for the Company such amendment or supplement is required by law; provided, however, that in the case of any periodic filing to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act during such period, the Company shall furnish to the Representatives a draft of any such filing for review by the Representatives prior to filing with the Commission and shall discuss any reasonable comments that the Representatives may have with respect to such draft prior to filing;

(b) To prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in the form previously agreed upon by the Company and the Underwriters, and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date of this Agreement; provided, however, that the Company shall furnish the Representatives with copies of the Pricing Term Sheet prior to such proposed filing and shall not use or file any such document which shall be disapproved by the Representatives; and to file promptly any other Issuer Free Writing Prospectus or other material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act in accordance with Section 1(f) hereof;

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities (the “prospectus delivery period”); and, during the prospectus delivery period, to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that no such notification need be given in connection with any such amendment or supplement consisting of a document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the Time of Delivery unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Securities), (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order suspending or preventing the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for the purpose of any of the foregoing or (v) any request by the Commission for the amending or supplementing of the Registration Statement or of the Prospectus or for additional information; and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or any Issuer Free Writing Prospectus or suspending any such qualification, or of any such notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its reasonable best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(d) To take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish each Underwriter with one copy of the Registration Statement and, during the prospectus delivery period referred to in Section 5(c) hereof, to furnish the Underwriters with copies of the Pricing Disclosure Package and the Prospectus in New York City in such quantities as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system);

(f) If, during the prospectus delivery period referred to in Section 5(c) hereof, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary in the opinion of counsel for the Company during such prospectus delivery period to amend or supplement the Prospectus or to file with the Commission any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(h) During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representatives;

(i) To pay the Commission the required filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act;

(j) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing; and

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (iii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., if any, including the reasonable fees and disbursements of counsel for the Underwriters thereto; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6; and (viii) all expenses incurred by the Company in connection with any “roadshow” presentation to potential investors, if any. It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including any transfer taxes on resale of any of the Securities by them, and any advertising expenses incurred in connection with any offers they may make; provided, however, that the Underwriters will reimburse the Company’s costs and expenses of up to $3.0 million incurred in connection with the offering and sale of the Securities pursuant to this Agreement.

7. Conditions of Underwriters’ Obligation. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties of the Company herein are as of the Time of Delivery true and correct, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and (iii) the following additional conditions:

(a) Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and the Pricing Term Sheet provided for in Section 5(b) hereof and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 5(b) hereof (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i));

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received;

(c) Paul R. Syrowik, Senior Vice President, Legal Counsel and Assistant Secretary of the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule III hereto;

(d) Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule IV hereto;

(e) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(f) On the date of this Agreement and at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a “comfort” letter or letters, dated the date of this Agreement and Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by PricewaterhouseCoopers LLP to the Representatives prior to or on the date of this Agreement);

(g) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been a material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis affecting the financial markets of the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(i) On or after the date of this Agreement and prior to the Time of Delivery (a) no downgrading shall have occurred in the rating assigned to the Company’s debt securities by a “nationally recognized ratings agency” (as defined under Section 3(a)(62) of the Exchange Act) and (b) no such ratings organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, the effect of which, in any event specified in clause (a) or (b), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of the Company signed by an officer of the Company reasonably satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company herein as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the matters set forth in Sections 7(b) and 7(g) hereof; and

(k) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any “issuer free writing prospectus” (as defined in Rule 433(d) under the Securities Act) relating to the offering of the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any such issuer free writing prospectus, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and its officers to the same extent as the indemnity set forth in Section 8(a) hereof, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any amendment or supplement thereto, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto is the name of such Underwriter set forth on the cover page and the information set forth in the third, fourth, eleventh, twelfth and twenty-first paragraphs under the caption “Underwriting,” in each case, in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 8(a) or 8(b), as the case may be, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further that the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(b), as the case may be. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 8(a) or 8(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, notwithstanding the preceding sentence of this Section 8(c), the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to not more than one separate local counsel in any jurisdiction in which the indemnified party requires representation by separate counsel) for all such indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement effected by an indemnified party without its prior written consent, but if the settlement is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of the Company.

9. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the

Company as provided in Section 9(a) hereof, the aggregate principal amount of the Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in Section 9(b) hereof, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Nature of Underwriters’ Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. Any review by any of the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriters and shall not be on behalf of the Company or any other person.

13. Authority of Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Representative and may assume that such statement, request, notice or agreement has been duly authorized by such Underwriter.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to the Representatives (i) c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; (ii) c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, 3rd Fl. (Fax: (212) 834-6081); or (iii) c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020; fax: (212) 901-7881 (use this address only for notice information; for all other purposes, use One Bryant Park, New York, New York 10036); and if to the Company, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, California 92121-1714, Attention: Treasurer.

15. Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, each person who controls the Company or any Underwriter and any other affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day, other than a Saturday or a Sunday, which is not a day or which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

17. Definitive Agreement. This Agreement supersedes all prior agreements and understandings (written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of an Agreement among the Underwriters, copies of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without any representation or warranty on the Representatives’ part as to the authority of the senders thereof.

Very truly yours,

QUALCOMM INCORPORATED

By:	/s/ George S.Davis
Name:	George S. Davis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

Accepted as of the date first written above at New York,

New York:

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MERRILL LYNCH, PIERCE FENNER & SMITH
INCORPORATED

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Floating Rate Notes due 2018	Floating Rate Notes due 2020	1.400% Notes due 2018	2.250% Notes due 2020	3.000% Notes due 2022	3.450% Notes due 2025	4.650% Notes due 2035	4.800% Notes due 2045
Goldman, Sachs & Co.	$55,000,000	$55,000,000	$275,000,000	$385,000,000	$440,000,000	$440,000,000	$220,000,000	$330,000,000
J.P. Morgan Securities LLC	$55,000,000	$55,000,000	$275,000,000	$385,000,000	$440,000,000	$440,000,000	$220,000,000	$330,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$55,000,000	$55,000,000	$275,000,000	$385,000,000	$440,000,000	$440,000,000	$220,000,000	$330,000,000
Barclays Capital Inc.	$15,000,000	$15,000,000	$75,000,000	$105,000,000	$120,000,000	$120,000,000	$60,000,000	$90,000,000
Deutsche Bank Securities Inc.	$15,000,000	$15,000,000	$75,000,000	$105,000,000	$120,000,000	$120,000,000	$60,000,000	$90,000,000
Morgan Stanley & Co. LLC	$15,000,000	$15,000,000	$75,000,000	$105,000,000	$120,000,000	$120,000,000	$60,000,000	$90,000,000
U.S. Bancorp Investments, Inc.	$5,325,000	$5,325,000	$26,625,000	$37,275,000	$42,600,000	$42,600,000	$21,300,000	$31,950,000
Wells Fargo Securities, LLC	$5,325,000	$5,325,000	$26,625,000	$37,275,000	$42,600,000	$42,600,000	$21,300,000	$31,950,000
Citigroup Global Markets Inc.	$5,300,000	$5,300,000	$26,500,000	$37,100,000	$42,400,000	$42,400,000	$21,200,000	$31,800,000
RBC Capital Markets, LLC	$5,300,000	$5,300,000	$26,500,000	$37,100,000	$42,400,000	$42,400,000	$21,200,000	$31,800,000
BNP Paribas Securities Corp.	$3,750,000	$3,750,000	$18,750,000	$26,250,000	$30,000,000	$30,000,000	$15,000,000	$22,500,000
CastleOak Securities, L.P.	$3,750,000	$3,750,000	$18,750,000	$26,250,000	$30,000,000	$30,000,000	$15,000,000	$22,500,000
Drexel Hamilton, LLC	$3,750,000	$3,750,000	$18,750,000	$26,250,000	$30,000,000	$30,000,000	$15,000,000	$22,500,000
Mizuho Securities USA Inc.	$3,750,000	$3,750,000	$18,750,000	$26,250,000	$30,000,000	$30,000,000	$15,000,000	$22,500,000
Samuel A. Ramirez & Company, Inc.	$3,750,000	$3,750,000	$18,750,000	$26,250,000	$30,000,000	$30,000,000	$15,000,000	$22,500,000
Total	$250,000,000	$250,000,000	$1,250,000,000	$1,750,000,000	$2,000,000,000	$2,000,000,000	$1,000,000,000	$1,500,000,000

I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Pricing Term Sheet, dated May 13, 2015, relating to the Securities, substantially in the form of Annex A hereto, which will be filed pursuant to Rule 433 under the Securities Act.

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Subsidiaries of the Company	State or Other Jurisdiction of Incorporation
Qualcomm Technologies, Inc.	Delaware
Qualcomm Global Trading Pte. Ltd.	Singapore
Qualcomm CDMA Technologies Asia-Pacific Pte. Ltd.	Singapore
Qualcomm Asia Pacific Pte. Ltd.	Singapore
Qualcomm Atheros, Inc.	Delaware

III-1

ANNEX A

QUALCOMM INCORPORATED

$250,000,000 FLOATING RATE NOTES DUE 2018

$250,000,000 FLOATING RATE NOTES DUE 2020

$1,250,000,000 1.400% NOTES DUE 2018

$1,750,000,000 2.250% NOTES DUE 2020

$2,000,000,000 3.000% NOTES DUE 2022

$2,000,000,000 3.450% NOTES DUE 2025

$1,000,000,000 4.650% NOTES DUE 2035

$1,500,000,000 4.800% NOTES DUE 2045

PRICING TERM SHEET

MAY 13, 2015

FLOATING RATE NOTES

	2018 NOTES	2020 NOTES

Issuer:	QUALCOMM Incorporated

Security Description:	Floating Rate Notes due 2018	Floating Rate Notes due 2020

Principal Amount:	$250,000,000	$250,000,000

Maturity Date:	May 18, 2018	May 20, 2020

Designated LIBOR Page:	Reuters Page LIBOR 01	Reuters Page LIBOR 01

Spread to LIBOR:	+27 bps	+55 bps

Index Maturity:	Three months	Three months

Interest Reset Period:	Quarterly	Quarterly

Interest Payment Dates:	Quarterly on February 20, May 20, August 20 and November 20, commencing on August 20, 2015, and on the maturity date	Quarterly on February 20, May 20, August 20 and November 20, commencing on August 20, 2015

Initial Interest Rate:	Three month LIBOR plus 27 bps, determined on the second London business day preceding the scheduled closing date	Three month LIBOR plus 55 bps, determined on the second London business day preceding the scheduled closing date

Initial Price to Public:	100.00%	100.00%

Gross Proceeds to the Issuer:	$250,000,000	$250,000,000

Optional Redemption Provisions:	None	None

Day Count Convention:	Actual/360, Adjusted	Actual/360, Adjusted

CUSIP / ISIN:	747525 AH6 / US747525AH60	747525 AL7 / US747525AL72

ANNEX A-1

FIXED RATE NOTES

	2018 NOTES	2020 NOTES	2022 NOTES	2025 NOTES	2035 NOTES	2045 NOTES

Issuer:	QUALCOMM Incorporated

Security Description:	1.400% Notes due 2018	2.250% Notes due 2020	3.000% Notes due 2022	3.450% Notes due 2025	4.650% Notes due 2035	4.800% Notes due 2045

Principal Amount:	$1,250,000,000	$1,750,000,000	$2,000,000,000	$2,000,000,000	$1,000,000,000	$1,500,000,000

Maturity Date:	May 18, 2018	May 20, 2020	May 20, 2022	May 20, 2025	May 20, 2035	May 20, 2045

Benchmark Treasury:	0.750% due April 15, 2018	1.375% due April 30, 2020	1.750% due April 30, 2022	2.000% due February 15, 2025	3.000% due November 15, 2044	3.000% due November 15, 2044

Benchmark Treasury Price and Yield:	99-14 ; 0.946%	99-2 3⁄4 ; 1.567%	98-11 ; 2.006%	97-14+ ; 2.293%	98-12 ; 3.084%	98-12 ; 3.084%

Spread to Benchmark Treasury:	+50 bps	+70 bps	+100 bps	+120 bps	+160 bps	+175 bps

Yield to Maturity:	1.446%	2.267%	3.006%	3.493%	4.684%	4.834%

Coupon:	1.400%	2.250%	3.000%	3.450%	4.650%	4.800%

Interest Payment Dates:	Semi-annually on May 20 and November 20, commencing on November 20, 2015, and on the maturity date	Semi-annually on May 20 and November 20, commencing on November 20, 2015	Semi-annually on May 20 and November 20, commencing on November 20, 2015	Semi-annually on May 20 and November 20, commencing on November 20, 2015	Semi-annually on May 20 and November 20, commencing on November 20, 2015	Semi-annually on May 20 and November 20, commencing on November 20, 2015

Initial Price to Public:	99.866%	99.920%	99.962%	99.640%	99.562%	99.464%

Gross Proceeds to the Issuer:	$1,248,325,000	$1,748,600,000	$1,999,240,000	$1,992,800,000	$995,620,000	$1,491,960,000

Optional Redemption Provisions:	At any time: make-whole redemption at a discount rate of Treasury plus 10 bps	At any time: make-whole redemption at a discount rate of Treasury plus 12.5 bps	At any time: make-whole redemption at a discount rate of Treasury plus 15 bps	At any time prior to February 20, 2025 (3 months prior to maturity) make- whole redemption at a discount rate of Treasury plus 20 bps On or after February 20, 2025 (3 months prior to maturity): redemption at par	At any time prior to November 20, 2034 (6 months prior to maturity) make-whole redemption at a discount rate of Treasury plus 25 bps On or after November 20, 2034 (6 months prior to maturity): redemption at par	At any time prior to November 20, 2044 (6 months prior to maturity) make- whole redemption at a discount rate of Treasury plus 30 bps On or after November 20, 2044 (6 months prior to maturity): redemption at par

Day Count Convention:	30/360	30/360	30/360	30/360	30/360	30/360

CUSIP / ISIN:	747525 AG8 / US747525AG87	747525 AD5 / US747525AD56	747525 AE3 / US747525AE30	747525 AF0 / US747525AF05	747525 AJ2 / US747525AJ27	747525 AK9 / US747525AK99

ANNEX A-2

FLOATING RATE NOTES AND FIXED RATE NOTES

Ratings:*	[intentionally omitted]

Trade Date:	May 13, 2015

Settlement Date:

May 20, 2015 (T+5)

It is expected that delivery of the notes will be made on or about May 20, 2015, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the initial pricing date of the notes or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Legal Format:	SEC Registered

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC.

Co-Managers:

BNP Paribas Securities Corp.

CastleOak Securities, L.P.

Citigroup Global Markets Inc.

Drexel Hamilton, LLC

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

Samuel A. Ramirez & Company, Inc

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by us.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you a copy of the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX A-3

ANNEX B

FORM OF OPINION OF PAUL R. SYROWIK, SENIOR VICE PRESIDENT, LEGAL

COUNSEL AND ASSISTANT SECRETARY OF THE COMPANY

[Attached]

May     , 2015

The several underwriters listed in Schedule I to the Underwriting Agreement dated May     , 2015, among QUALCOMM Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

In care of:

Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

I am Senior Vice President, Legal Counsel and Assistant Secretary of QUALCOMM Incorporated, a Delaware corporation (the “Company”), in which capacity, and on whose behalf, I am providing you with this opinion pursuant to Section 7(c) of the Underwriting Agreement, dated May         , 2015 (the “Underwriting Agreement”), among the Company and you, as the Representatives of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”) in connection with the purchase today by you of $             in aggregate principal amount of the Company’s Floating Rate Notes due 20 (the “20 Floating Rate Notes”), $             in aggregate principal amount of the Company’s Floating Rate Notes due 20         (the “20         Floating Rate Notes” and, together with the 20 Floating Rate Notes, the “Floating Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2018 (the “2018 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2020 (the “2020 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2022 (the “2022 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2025 (the “2025 Fixed Rate Notes”),

$             in aggregate principal amount of the Company’s         % Notes due 2035 (the “2035 Fixed Rate Notes”) and $             in aggregate principal amount of the Company’s         % Notes due 2045 (the “2045 Fixed Rate Notes” and, together with the 2018 Fixed Rate Notes, 2020 Fixed Rate Notes, 2022 Fixed Rate Notes, 2025 Fixed Rate Notes and 2035 Fixed Rate Notes, the “Fixed Rate Notes”). I refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the “Notes”. All capitalized terms used but not defined herein have the meanings specified in the Underwriting Agreement.

As counsel for the Company, I am familiar with (a) the Underwriting Agreement, (b) the Registration Statement on Form S-3 (Registration No. 333-203935), filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (the “Registration Statement”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company), (c) the related Prospectus dated May 7, 2015 (together with the documents incorporated therein by reference, the “Base Prospectus”); (d) the Prospectus Supplement dated May     , 2015, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Supplemental Prospectus” and, together with the Base Prospectus, the “Final Prospectus”); (e) the Indenture dated as of May     , 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee; (f) the Officers’ Certificate of the Company dated as of May     , 2015 establishing the terms of the Notes (the “Officers’ Certificate”); and (g) the form of the Notes (together with the Base Indenture and the Officers’ Certificate, the “Indenture;” and together with the Underwriting Agreement and the Notes, the “Transaction Documents”).

I, or attorneys under my supervision, have also examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

I have also relied, with respect to certain factual matters, on the representations and warranties of the Company set forth in the Underwriting Agreement and on certain certificates of public officials and officers of the Company.

Where in this opinion the phrase “to my knowledge” or like language is used with respect to any statement, it shall mean that, after due inquiry of individuals in the Company’s legal department with supervisory responsibility of litigation or contract, I do not have actual knowledge that the statement is or is reasonably likely to be false. Such term does not include any knowledge of other lawyers or any constructive or imputed notice of any information. I have not searched the docket files of any court.

Upon the basis of such examination, it is my opinion that:

(1) The Company has such power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus;

2

(2) To the best of my knowledge and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the subsidiaries listed in Schedule III to the Underwriting Agreement (the “significant subsidiaries”) is a party or of which any property of the Company or any of the significant subsidiaries is the subject which, if determined adversely to the Company or any of the significant subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(3) Neither the Company nor any of the significant subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such defaults which would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and

(4) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of the significant subsidiaries is a party or by which the Company or any of the significant subsidiaries is bound or to which any of the property or assets of the Company or any of the significant subsidiaries is subject or (2) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company except in the case of clause (1) above which would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

In rendering the foregoing opinion, I have relied as to certain matters upon information obtained from public officials, officers of the Company and the significant subsidiaries and other sources which I believe to be responsible, and I have assumed that the signatures on all documents examined by me are genuine and that all such documents are enforceable against all parties thereto, assumptions which I have not independently verified.

I call your attention to the fact that I am admitted to practice only in the State of California and, accordingly, for purposes of this opinion letter, I express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America.

3

No opinion is expressed as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred. The opinions expressed above are given as of the date hereof, and I undertake no obligation, and disclaim any obligation, to advise you of any change after the date of this letter pertaining to any matter referred to herein.

This opinion is being furnished to you for your use. This opinion is not to be quoted in whole or in part or otherwise referred to in any documents, nor may it be delivered to, filed with or relied upon by any governmental agency or other person without my prior written consent.

[Signature Page Follows]

4

Very truly yours,

Paul R. Syrowik
Senior Vice President, Legal Counsel and Assistant Corporate Secretary of Qualcomm Incorporated

5

ANNEX C

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR

THE COMPANY

[Attached]

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

(212) 474-1132

May     , 2015

QUALCOMM Incorporated

Floating Rate Notes due 20

Floating Rate Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

Ladies and Gentlemen:

We have acted as counsel for QUALCOMM Incorporated, a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated May     , 2015 (the “Underwriting Agreement”), among Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters (the “Representatives”), and the Company, from the Company of $             in aggregate principal amount of the Company’s Floating Rate Notes due 20         (the “20         Floating Rate Notes”), $             in aggregate principal amount of the Company’s Floating Rate Notes due 20         (the “20         Floating Rate Notes” and, together with the 20         Floating Rate Notes, the “Floating Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2018 (the “2018 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s     % Notes due 2020 (the “2020 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2022 (the “2022 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2025 (the “2025 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2035 (the “2035 Fixed Rate Notes”) and $             in aggregate principal amount of the Company’s         % Notes due 2045 (the “2045 Fixed Rate Notes” and, together with the 2018 Fixed Rate Notes, 2020 Fixed Rate Notes, 2022 Fixed Rate Notes, 2025 Fixed Rate Notes and 2035 Fixed Rate Notes, the “Fixed Rate Notes”). We refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the “Notes”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (b) the Amended and Restated By-laws of the Company (the “By-laws”); (c) the resolutions adopted by the Board of Directors of the Company on March 9, 2015 and May 5, 2015; (d) the resolutions adopted by the Finance Committee of the Company on May 3, 2015 and May 12, 2015; (e) the Registration Statement on Form S-3 (Registration No. 333-203935), filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (the “Registration Statement”), with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company; (f) the related Prospectus dated May 7, 2015 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (g) the Prospectus Supplement dated May , 2015, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (h) the Underwriting Agreement; (i) the Indenture dated as of May , 2015 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the Officers’ Certificate of the Company dated as of May , 2015 establishing the terms of the Notes (the “Officers’ Certificate” and, together with the Base Indenture, the “Indenture”) and the form of the Notes; and (j) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”).

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Notes conform to the form of Note examined by us. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company and the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Registration Statement, the Specified Disclosure Package and the Prospectus.

2

2. The Notes conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package.

3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been duly authorized, executed and delivered by the Company, and, assuming it has been duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters.

6. The issue and sale by the Company of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) do not violate the Certificate of Incorporation or the By-laws, and (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware of the type that in our experience typically would be applicable to transactions of the type contemplated by the Underwriting Agreement.

7. The statements made in the Prospectus and the Preliminary Prospectus Supplement included in the Specified Disclosure Package under the caption “Certain U.S. Federal Income and Estate Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described.

3

8. The Registration Statement became effective under the Securities Act on May 7, 2015, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Notes, upon filing of the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

9. Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Schedule A hereto, the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Specified Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities or Blue Sky laws except, with respect to Federal securities laws, to the extent set forth in the first sentence of paragraph (3) and in paragraphs (5), (6), (8) and (9).

We express no opinion herein as to any provision of the Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Indenture and the Notes, and we express no opinion thereon.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

4

We are furnishing this opinion to you, as Representatives of the several Underwriters, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule I to the

Underwriting Agreement dated May     , 2015,

among QUALCOMM Incorporated and

Goldman, Sachs & Co., J.P. Morgan Securities LLC

and Merrill Lynch, Pierce, Fenner & Smith Incorporated

In care of

    Goldman, Sachs & Co.

        200 West Street

                New York, New York 10282-2198

    J.P. Morgan Securities LLC

        383 Madison Avenue

                New York, New York 10179

    Merrill Lynch, Pierce, Fenner & Smith

                          Incorporated

        One Bryant Park

                New York, New York 10036

5

ANNEX A

Specified Disclosure Package

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1. Preliminary Prospectus Supplement dated May     , 2015 (including the Basic Prospectus).

2. The free writing prospectus dated May     , 2015 and filed with the Commission on May     , 2015.

Schedule A to Opinion of

Cravath, Swaine & Moore LLP

OFFICER’S CERTIFICATE

May     , 2015

The undersigned hereby certifies as follows:

1. I am a duly elected officer, holding the office specified below my signature, of QUALCOMM Incorporated, a Delaware corporation (the “Company”), and I am authorized to execute and deliver this Officer’s Certificate on behalf of the Company.

2. I am executing this Certificate knowing that it will be relied upon by Cravath, Swaine & Moore LLP in connection with its legal opinion to be delivered on the date hereof (the “Opinion”) in connection with the Underwriting Agreement, dated May     , 2015 (the “Underwriting Agreement”), among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters named in Schedule I thereto.

3. (a) The Company:

(i) is not and does not hold itself out as being engaged primarily and does not propose to engage primarily, in the business of investing, reinvesting or trading in Securities (as such term is defined in clause (b) of this paragraph 3);

(ii) is not and does not propose to engage in the business of issuing Face-Amount Certificates of the Installment Type (as such term is defined in clause (b) of this paragraph 3), and has not been engaged in such business or does not have any such certificate outstanding; and

(iii) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in Securities, and does not own or propose to acquire Investment Securities (as such term is defined in clause (b) of this paragraph 3) having a value exceeding 40% of the value of its total assets, exclusive of Government Securities (as such term is defined in clause (b) of this paragraph 3) and cash items, on an unconsolidated basis.

(b) For purposes of clause (a), the following terms have the following meanings:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

“Investment Securities” includes all Securities except (A) Government Securities, (B) Securities issued by employees’ securities companies and (C) Securities issued by majority-owned subsidiaries of the Company which are not themselves investment companies. In considering whether a majority-owned subsidiary is not an investment company for this purpose, it is understood that (i) the exemption under Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), may not be relied upon (such exemption could be available to a company whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons and which is not making and does not presently propose to make a public offering of its securities) and (ii) the exemption under Section 3(c)(7) of the ICA may not be relied upon (such exemption could be available to a company (a) whose outstanding securities are owned exclusively by “qualified purchasers” (i.e., a natural person, trust or company that, in addition to other qualifications, owns at least $5 million in investments) or, subject to certain conditions, whose outstanding securities are beneficially owned by both qualified purchasers and not more than 100 persons who are not qualified purchasers and (b) which is not making and does not propose to make a public offering of its securities).

“Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[Signature Page to Follow]

A-2

IN WITNESS WHEREOF, the Company, through the undersigned, has executed this certificate this day of May    , 2015.

QUALCOMM INCORPORATED,

by
Name: Akash Palkhiwala
Title: Senior Vice President and Treasurer

[Signature Page to Company’s Certificate]

A-3

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

(212) 474-1132

May     , 2015

QUALCOMM Incorporated

Floating Rate Notes due 20

Floating Rate Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

        % Notes due 20

Ladies and Gentlemen:

We have acted as counsel for QUALCOMM Incorporated, a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated May     , 2015 (the “Underwriting Agreement”), among Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters (the “Representatives”) and the Company, from the Company of $             in aggregate principal amount of the Company’s Floating Rate Notes due 20         (the “20         Floating Rate Notes”), $             in aggregate principal amount of the Company’s Floating Rate Notes due 20         (the “20         Floating Rate Notes”, and, together with the 20         Floating Rate Notes, the “Floating Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2018 (the “2018 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2020 (the “2020 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2022 (the “2022 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2025 (the “2025 Fixed Rate Notes”), $             in aggregate principal amount of the Company’s         % Notes due 2035 (the “2035 Fixed Rate Notes”) and $             in aggregate principal amount of the Company’s         % Notes due 2045 (the “2045 Fixed Rate Notes” and, together with the 2018 Fixed Rate Notes, 2020 Fixed Rate Notes, 2022 Fixed Rate Notes, 2025 Fixed Rate Notes and 2035 Fixed Rate Notes, the “Fixed Rate Notes”) to be issued pursuant to the Indenture dated as of May     , 2015, between the Company and U.S. Bank National Association, as trustee, and the Officers’ Certificate of the Company dated as of May     , 2015 establishing the terms of the Notes. We refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the “Notes”.

In that capacity, we participated in conferences with certain officers of, and with the accountants for, the Company concerning the preparation of the Prospectus Supplement dated May     , 2015 (together with the related Basic Prospectus (as defined herein), the “Prospectus”), relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus was filed as part of the Registration Statement on Form S-3 (Registration No. 333-203935), filed with the Commission on May 7, 2015, for registration under the Securities Act of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company (such Registration Statement, the “Registration Statement”), which Registration Statement includes a prospectus dated May 7, 2015 (together with the documents incorporated therein by reference, the “Basic Prospectus”), and we have assumed for the purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Time referred to below. The documents incorporated by reference in the Registration Statement, the Specified Disclosure Package (as defined below) and the Prospectus were prepared and filed by the Company without our participation. For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”). Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraphs (2) and (7) of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date hereof, appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), as of [A.M.] [P.M.] New York City time on May     , 2015 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.

2

We are furnishing this letter to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in order to assist the several Underwriters in establishing appropriate defenses under applicable securities laws. This letter may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule I to the

Underwriting Agreement dated May     , 2015,

among QUALCOMM Incorporated and

Goldman, Sachs & Co., J.P. Morgan Securities LLC

and Merrill Lynch, Pierce, Fenner & Smith Incorporated

In care of

    Goldman, Sachs & Co.

        200 West Street

                New York, New York 10282-2198

    J.P. Morgan Securities LLC

        383 Madison Avenue

                New York, New York 10179

    Merrill Lynch, Pierce, Fenner & Smith

                          Incorporated

        One Bryant Park

                New York, New York 10036

3

ANNEX A

Specified Disclosure Package

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1. Preliminary Prospectus Supplement dated May     , 2015 (including the Basic Prospectus).

2. The free writing prospectus dated May     , 2015 and filed with the Commission on May     , 2015.